UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Date of Report (Date of earliest event reported): January 16, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2017, board member, Joel Hochberg, notified the Company of his resignation from the Board of Directors (the “Board”) of COPsync, Inc. (the “Company”), effective on the same date.

On January 20, 2017, the Board appointed Larry Schafran as a member of the Board to fill the vacancy created by Mr. Hochberg’s resignation. His appointment is effective January 16, 2017.  Mr. Schafran will also serve as a member of the Board’s Audit Committee.

There was no arrangement or understanding between Mr. Schafran and any other person pursuant to which Mr. Schafran was selected to serve as a director, and there are no related party transactions involving Mr. Schafran that are reportable under Item 404(a) of Regulation S-K.

Mr. Schafran will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors, the components of which were disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders.

In connection with Mr. Schafran’s appointment, the Board made a few realignments to the current committee structure and appointed Mr. Brad Powers to the Nominating and Governance Committee (the “Committee”). Mr. Joseph Alosa, Sr. was appointed to serve as the Committee’s Chair.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: January 20, 2017	By:	/s/ Philip J. Anderson
	Name:	Philip J. Anderson
	Title:	Chief Financial Officer